NEWS

FOR IMMEDIATE RELEASE

                    Frontier Airlines Reports Preliminary Traffic for February 2004

DENVER (March 8, 2004) - Frontier Airlines (Nasdaq: FRNT) today announced preliminary traffic results for February 2004.  Revenue passenger miles (RPMs) increased 47.9 percent to
414,387,000 for February 2004 from the same period last year.  Available seat miles (ASMs)
increased 24.8 percent to 614,077,000 for February 2004 from the same period last year.  This resulted in a load factor for February 2004 of 67.5 percent, an increase of 10.5 points from
February 2003, when the airline reported a load factor of 57 percent. The airline carried
437,836 passengers during February 2004, a 39.8 percent increase from February 2003. The airline reported passenger yield of 10.73 cents for the month of February 2004, a decrease of 8.6 percent from the same period last year.  Its passenger Revenue per Available Seat Mile
(RASM) was 7.24 cents, up .55 cents or 8.2 percent from February 2003. "February was another great passenger traffic month for Frontier as we continued to see significant improvement in unit revenues as well as a 10.5 point increase in load factor on capacity growth of 24.8 percent, on a year-over- year basis," said Jeff Potter, president and CEO. "However, even in light of our significant increase in unit revenue and strong advanced bookings for March, like the rest of the industry we continue to struggle with historically high fuel prices.  We anticipate that higher than expected fuel costs, along with costs associated with training and preparation currently taking place for capacity increases and establishment of new routes in early fiscal year 2005, will adversely impact our fourth quarter earnings target." The following table represents comparisons for the month of February, calendar and fiscal year-over-year traffic results.

                                  February 2004     February 2003     Increase/Decrease     Percent

Available Seat Miles               614,077,000       491,945,000          122,132,000         24.8%
Revenue Passenger Miles            414,387,000       280,212,000          134,175,000         47.9%
Load Factor                              67.5%             57.0%          10.5 points          N/A
Revenue Passengers Carried             437,836           313,268              124,568         39.8%
        **Passenger Yield (cents)        10.73             11.74                (1.01)        (8.6%)
**Passenger Revenue Per Avail.
Seat Mile (cents)                         7.24              6.69                  .55          8.2%

                                     *Fiscal            *Fiscal       Increase/Decrease     Percent
                                 Year-to-Date 2004  Year-to-Date 2003
Available Seat Miles              6,464,649,000       5,487,978,000       976,671,000         17.8%
Revenue Passenger Miles           4,604,264,000       3,254,269,000     1,349,995,000         41.4%
Load Factor                               71.2%               59.3%       11.9 Points          N/A
Revenue Passengers Carried            5,027,066           3,544,054         1,483,012         41.8%
        **Passenger Yield (cents)         11.30               11.86              (.56)        (4.7%)
**Passenger Revenue Per Avail.
Seat Mile (cents)                          8.05                7.03              1.02         14.5%
(cents)
                                      Calendar          Calendar      Increase/Decrease     Percent
                                 Year-to-Date 2004  Year-to-Date 2003
Available Seat Miles              1,252,451,000       1,034,062,000       218,389,000         21.1%
Revenue Passenger Miles             843,784,000         565,047,000       278,737,000         49.3%
Load Factor                               67.4%               54.6%       12.8 Points          N/A
Revenue Passengers Carried              899,612             628,962           270,650         43.0%
        **Passenger Yield (cents)         10.84               11.94             (1.10)        (9.2%)
**Passenger Revenue Per Avail.
Seat Mile (cents)                          7.30                6.53               .77         11.8%

*Frontier's fiscal year begins April 1 and ends March 31.
**Passenger yield and passenger revenue per available seat mile is calculated from revenue derived only from the revenue passengers reported in this press release.

About Frontier

Currently in its tenth year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport with a fleet of 39 aircraft and employing approximately
4,000 aviation professionals. Frontier, in conjunction with Frontier JetExpress operated by Horizon Air, operates routes linking our Denver hub to 37 cities in 22 states spanning the nation from coast-to-coast and to five cities in Mexico. Frontier's maintenance and engineering department has received the Federal
Aviation Administration's highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for five consecutive years. In August 2003, Frontier ranked as one of the "Top 10 Domestic
Airlines" as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at WWW.FRONTIERAIRLINES.COM.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-
looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company's expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2003 and the
Company's Form 10-Q for the quarter ended June 30, 2003.

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